DREYFUS MONEY MARKET INSTRUMENTS, INC.

Certificate of Assistant Secretary

     The undersigned, Robert R. Mullery, Assistant Secretary of Dreyfus Money Market Instruments, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, John B. Hammalian, Jeff Prusnofsky, Robert R. Mullery, and Janette Farragher, on behalf of the proper officers of the Fund pursuant to a power of attorney:

RESOLVED, that the Registration Statement and any and all
amendments and supplements thereto may be signed by any one of
Mark N. Jacobs, Steven Newman, Michael Rosenberg, John
Hammalian, Jeff Prusnofsky, Robert R. Mullery and Janette
Farragher, as the attorney-in-fact for the proper officers of the
Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statements and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 27th day of April 2004.

/s/ Robert R. Mullery

Robert R. Mullery
Assistant Secretary
(SEAL)
DREYFUS MONEY MARKET INSTRUMENTS, INC